UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:________________________

(2)	Aggregate number of securities to which transaction applies:________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________________

(4)	Proposed maximum aggregate value of transaction:_______________________________

(5)	Total fee paid:_____________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount previously paid:__________________________________________

(2)	Form, Schedule or Registration Statement No.:_________________________________

(3)	Filing party:______________________________________________________________

(4)	Date filed:______________________________________________________________

PLEASE VOTE NOW FOR YOUR INVESTMENT IN:
Griffin Capital Essential Asset REIT
YOUR VOTE MATTERS
The 2017 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT scheduled for June 14, 2017 is fast approaching. Your vote is missing and your participation is needed. Please join your fellow shareholders and vote today! We urge you to vote as soon as possible in order to allow Griffin Capital Essential Asset REIT to obtain the necessary number of votes required to hold the meeting as scheduled.
Please note that proxy solicitation costs are borne by Griffin Capital Essential Asset REIT stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.
Voting is quick, will only take a few minutes of your time, reduces expenses and will benefit all stockholders.
We offer three easy methods for you to vote:

VOTE ONLINE

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

Voting online must be completed by 11:59 p.m. Eastern Daylight Saving Time on June 13, 2017.
VOTE BY MAIL Return the executed proxy card in the postage-paid envelope provided so it is received by June 13, 2017.
VOTE BY PHONE

If you have your proxy materials, call the toll-free number on your card and follow the touch-tone prompts to vote.

Voting by touch-tone phone must be completed by 11:59 p.m. Eastern Daylight Saving Time on June 13, 2017.

OR

Call toll-free at 1-855-976-3332 Monday through Friday, 9am to 10pm, Eastern Time to speak with a proxy specialist.

To speak with a live agent and vote please call:
1-855-976-3332
Please vote promptly to help the REIT from incurring additional costs related to solicitations.
Thank you for voting!

BR39818Q-0617-LTR